Exhibit 99.1
Approved September 2006
SYSCO CORPORATION
CORPORATE GOVERNANCE GUIDELINES
Governance Guidelines
     The following guidelines have been approved by the Board of Directors and, along with the Company’s charter and Bylaws and the charters and key practices of the Board’s committees, provide the current framework for the governance of SYSCO. The Board recognizes that there is an ongoing and energetic debate about corporate governance, and has regularly modified its policies when it believed that the changes were in the best interests of the Company and its stockholders. The Board will review these principles and other aspects of SYSCO governance annually or more often if deemed necessary, and such reviews may lead to additional modifications. The following are SYSCO’s current policies.
1.  Functions of the Board
     The Board of Directors has a minimum of five scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board and its Committees also perform a number of specific functions, including:
a.	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

b.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

c.	Reviewing and approving the Company’s business and financial strategies, policies and long-term goals;

d.	Reviewing and evaluating the Company’s results and performance;

e.	Reviewing and approving material allocations and expenditures of capital, material transactions, material acquisitions and other major corporate actions;

f.	Reviewing, through the Audit Committee, the Company’s financial controls and reporting systems and critical accounting policies and procedures;

g.	Assessing major risks facing the company and reviewing options for their elimination, reduction or mitigation;

h.	Ensuring processes are in place for maintaining the integrity of the company, the quality and soundness of the financial statements, the compliance with foreign, federal and state laws, the quality of relationships with customers, suppliers and other stakeholders; and

i.	Identifying, through the Corporate Governance and Nominating Committee, candidates for election to the Board and for appointment to Board committees.
2.  Director Qualifications
     The Board shall have at least a majority of directors who, in the business judgment of the Board, meet the criteria for independence established by the New York Stock Exchange (NYSE) for continued listing and all other applicable legal requirements. The Board acknowledges, however, that directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.
     In order for a director to be considered independent under the NYSE rules, the Board must determine that a director does not have any direct or indirect material relationship with SYSCO. The Board has established the following guidelines to assist it in determining director independence in accordance with NYSE rules:
a.	A director will not be independent if, either currently or within the preceding three years: (i) the director is or was employed by SYSCO, or an immediate family member of the director is or was employed by SYSCO as an executive officer; (ii) the director or an immediate family member of the director received or receives more than $100,000 over any 12-month period in direct compensation from SYSCO, other than director and committee fees and pension or other forms of deferred compensation for prior service; (iii) the director or an immediate family member of the director was affiliated with or employed by SYSCO’s present or former independent auditor or internal audit staff; (iv) the director or an immediate family member of the director is or was employed as an executive officer of another company where any of SYSCO’s current executive officers serve or served, at the same time, on that company’s compensation committee; (v) the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of another company that made or makes payments to, or received or receives payments from, SYSCO for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

b.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a SYSCO director is an executive officer of another company that does business with SYSCO and the annual sales to, or purchases from, SYSCO are less than two percent of the annual revenues of the company he or she serves as an executive officer; (ii) if a SYSCO director is an executive officer of another company which is indebted to SYSCO, or to which SYSCO is indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a SYSCO director serves as an officer, director or trustee of a charitable organization, and SYSCO’s discretionary charitable contributions to the organization are less than two percent of that organization’s total annual charitable receipts. (SYSCO’s automatic matching of employee charitable contributions will not be included in the amount of SYSCO’s contributions for this purpose.) The Board will annually review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

c.	The determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in subsections a. and b. above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in subsection b. above.
     The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics new Board members should possess as well as the composition of the Board as a whole. This review will include assessment of the absence or presence of material relationships with the Company that might impact independence, as well as consideration of diversity, age, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and the Company, and such other criteria as the Committee shall determine to be relevant at the time. Nominees for directorships are recommended by the Corporate Governance and Nominating Committee to the Board in accordance with the foregoing and the policies and principles in its charter. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today’s business environment, understanding of SYSCO’s business on a technical level, and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of developing a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The invitation to join the Board should be extended by the Chairman of the Board on behalf of the Board.
     It is the current sense of the Board that a size of 10 to 15 is appropriate for the Company’s present needs.
     The Board does not believe it should establish term limits because they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations. As an alternative to term limits, the Corporate Governance and Nominating Committee will review the appropriateness of each director’s continuation on the Board every three years. No director shall have tenure rights.
     Non-employee directors who materially change the principal occupation or business association held when originally invited to join the Board will offer to voluntarily resign from the Board by tendering a written letter of resignation to the Chairman of the Board or CEO. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. The Board, through the Corporate Governance and Nominating Committee, will review the continued appropriateness of Board membership under the circumstances. Further, a director who is also a corporate officer shall resign from the Board on or before the date that he or she retires from the Company or immediately after such officer’s employment is terminated or such officer’s responsibilities or duties are significantly reduced, as the case may be.

     The Corporate Governance and Nominating Committee and the full Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to Company shareholders. Service on boards and/or committees of other for-profit organizations should be consistent with the Company’s conflict of interest policies. The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations. Nevertheless, directors who are retired from full-time employment should serve on no more than five additional Boards of for-profit organizations and directors who are working full time should serve on no more than three additional Boards of for-profit organizations. Furthermore, directors who are also officers of the Corporation should not sit on more than two additional for-profit company Boards. The Board shall evaluate a director’s service on the Boards of not for-profit organizations on a case-by-case basis.
3.  Director Responsibilities
     The property, affairs and business of the Corporation shall be managed by the Board of Directors. In fulfilling their responsibilities, directors must exercise their independent and informed business judgment to act in what they reasonably believe to be the best interests of the Company. In discharging that obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors. The Company shall at all times maintain directors’ and officers’ liability insurance in such amounts and upon such terms as the Board deems appropriate.
     Board decisions must be made on the basis of adequate information and after careful and unhurried consideration. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Directors are also expected to attend the Annual Meeting of Stockholders. Information and data relevant to an understanding of the Company’s business and the subjects to be presented at meetings of the Board and its committees will be distributed by the Company’s Corporate Secretary in writing to the directors sufficiently in advance of any meeting. Sensitivity of the material or other circumstances may from time to time dictate that certain information is presented only at a meeting. Under normal circumstances, the directors are expected to thoroughly review all meeting materials in advance of a meeting.
     In addition to its other responsibilities, the Board will review the Company’s long-term strategic plans at least annually and on a continuing basis as needed during the year.
     Commencing as of July 1, 2007 (being the first day of the Company’s 2008 fiscal year), a Presiding Director will be chosen from the independent directors annually to serve for a one-year term that coincides with the Company’s fiscal year, unless the independent directors determine that a longer term is necessary or advisable. Unless otherwise agreed by a majority of the independent directors, the Presiding Director will be chosen as follows: the Presiding Director will initially be the individual then serving as the Chairman of the Corporate Governance and Nominating Committee. Thereafter, effective as of the first day of each fiscal year, the position of Presiding Director will rotate among the persons serving as Chairmen of the following committees in the following order: Finance Committee, Committee (but only if the Chairman of such committee is independent), Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee. If the rotation of committee Chairmen set forth above would result in a director serving two consecutive terms as Presiding Director, then following the completion of the first one-year term of such Presiding Director the position shall pass to the next committee Chairman other than such Presiding Director in the order set forth above. If a committee Chairman who is scheduled to become the Presiding Director on the first day of the next fiscal year does not wish to serve as Presiding Director, he or she may provide prior written notice to the Chairman of the Board of Directors prior to the first day of such fiscal year and the position of Presiding Director shall than pass to the next committee Chairman other than such director in the order set forth above. While the Presiding Director shall be chosen in accordance with the provisions set forth above, the service of a committee Chairman as Presiding Director during a fiscal year shall be confirmed by a majority of the independent directors at the last regularly scheduled meeting of the Board of Directors before the first day of such fiscal year.
     If the Presiding Director wishes to voluntarily resign from such position during his or her term as Presiding Director, such Presiding Director shall give written notice of such resignation to the Chairman of the Board of Directors on or prior to the effective date of such resignation. On the effective date of such resignation, the position of Presiding Director shall automatically pass to the next committee Chairman other than such resigning director in the order set forth above and such new Presiding Director shall serve the remainder of the resigning Presiding Director’s term as well as the following full one-year term to which such new Presiding Director would otherwise serve.
     The non-employee directors will meet in executive session at every regular Board session. The Presiding Director will preside at such meetings. The name of the Presiding Director and the number of meetings of non-employee directors held will be disclosed in the annual proxy statement. In addition, the independent directors will meet in executive session at least twice annually and the Presiding Director shall preside at such meeting; the Presiding Director will have the authority to call additional meetings of the independent directors as necessary or desirable.
     The Presiding Director will establish the agenda for each meeting of non-employee directors and each meeting of independent directors. At the beginning of the year the Presiding Director will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each non-employee director or independent director, as the case may be, is free to (1) suggest the inclusion of items on the agendas and (2) raise at any such meeting subjects that are not on the agenda for that meeting.
     In addition to the matters set forth above, the Presiding Director shall have the following duties and responsibilities:
•	serving as the primary liaison between the Chairman of the Board and the independent directors;

•	overseeing information and materials sent to the Board;

•	reviewing meeting agendas and schedules for meetings of the Board with the Chairman of the Board; and

•	being available for consultation and director communication if requested by the Chairman of the Board or by a majority of the Company’s independent directors .
4.  Board Committees
     The Board will have at all times an Audit Committee, Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. The Board also currently has an Executive Committee and an Employee Benefits Committee. All of the members of the Audit, Compensation, and Corporate Governance and Nominating Committees shall be independent directors to the extent required under the listing standards of the New York Stock Exchange and will meet all other applicable legal requirements. Committee members will be appointed by the Board based on the recommendations of the Corporate Governance and Nominating Committee. As every effort is made to match a particular director with a committee or committees that best suits that director’s experience, the Board does not believe that rotation of members among committees should be mandated as a policy.
     Each of the committees listed below will have its own charter that will be published on the Company’s website and will be available to shareholders upon their request. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance. Committee charters will be reviewed at least annually and updated to the extent necessary or desirable. Each committee will perform its duties as assigned by the Board of Directors in compliance with Company bylaws. These may be described briefly as follows:
•	Audit Committee. The Audit Committee reviews the work of the Company’s internal accounting and audit processes and the work of the Company’s independent auditors. The committee has authority to appoint the Company’s independent auditors.

•	Compensation Committee. The compensation of the Chief Executive Officer will be determined by the Compensation Committee. The Committee shall have access to information and surveys as to market levels of compensation and, based on evaluations, recommends to the Board executive compensation levels and systems for the Company’s purposes.

•	Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for recommending to the Board individuals to be nominated as directors. This Committee also oversees the evaluation of executive management and the Board of Directors and reviews and recommends to the Board compensation for non-employee directors. This includes evaluation of new candidates as well as evaluation of current directors. Further, the Committee is responsible for oversight of Corporate Governance issues.

•	Finance Committee. The Finance Committee monitors the present and future capital requirements and opportunities pertaining to the Company’s business and provides guidance with respect to major financial policies of the Company.
     The Chairman of each committee, in consultation with the committee members, will determine the frequency of the committee meetings consistent with any requirements set forth in the committee’s charter. Committee meetings are held in conjunction with regular Board meetings unless circumstances necessitate a special meeting. The Chairman of each committee will present a report of each committee meeting to the full board. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
     The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.
5.  Director Access to Officers, Employees and Advisors
     Directors shall have timely and complete access to any information that they deem necessary to fulfill their responsibilities. Directors shall also have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the General Counsel or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent appropriate, copy the CEO and General Counsel on any written communications between a director and an officer or employee of the Company. Directors shall also have the ability to retain, at the Company’s expense, such advisors, including accounting, legal and investment banking advisors, as they reasonably believe necessary or appropriate to fulfill their obligations and responsibilities as directors of the Company. Any such retention, however, shall require the approval in advance of a majority of the independent directors then in office.
6.  Non-Employee Director Compensation
     The Corporate Governance and Nominating Committee will make recommendations to the Board of Directors with respect to the form, amount and terms of non-employee director and committee member compensation in accordance with the policies and principles set forth in these Guidelines and the listing standards of the New York Stock Exchange and all other applicable legal requirements. In connection with such recommendations, the Committee may conduct an annual review of director compensation practices at other comparable companies and may engage consultants and advisors to assist it with such review. In discharging this duty, the Committee shall be guided by three goals: compensation should fairly pay non-employee directors for work required in a company of SYSCO’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. In making its determination, the Corporate Governance and Nominating Committee shall also consider (i) the impact on directors’ independence of the amount, form and terms of director compensation, acknowledging that directors’ independence can be impacted if fees and emoluments exceed what is customary and (ii) whether there is any indirect compensation payable to or benefit conferred or payable to the director by reason of any substantial charitable contributions by the Company to any charitable organization or private foundation with which the director is affiliated, pursuant to any consulting arrangement or otherwise. Non-employee directors may receive discounts on products carried by the Company and its subsidiaries comparable to Company employees. Non-employee directors who serve on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee may not receive any compensation from the Company other than compensation received in their capacity as a non-employee director or committee member.

7.  Director Orientation and Continuing Education
     All new directors must participate in the Company’s Orientation Program, which should be conducted within six months of the meeting at which new directors are elected. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and to at least one of the Company’s significant operating companies.
     The Company may develop continuing education programs sponsored by the Company throughout the year, including programs addressing legal, financial, regulatory and industry specific topics. Commencing January 1, 2008, directors must satisfy the director education requirement by having attended (which attendance may be at the Company’s expense) a director education course accredited by Institutional Shareholder Services (ISS) or another corporate governance monitoring group at least once every two years. In addition, directors are encouraged to attend one or more director education seminars accredited by ISS or another corporate governance monitoring group annually at the Company’s expense.
8.  CEO Evaluation and Management Succession
     The Compensation Committee and the Corporate Governance and Nominating Committee will jointly conduct an annual review of the performance of management, particularly the CEO. The Board of Directors will review the Committees’ report with respect to the CEO in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.
     The Corporate Governance and Nominating Committee should also make an annual report to the Board on succession planning, including policies and principles for CEO succession and performance review, as well as policies regarding succession in the event of an emergency or the replacement of the CEO. The entire Board will work with the Corporate Governance and Nominating Committee to evaluate potential successors to the CEO. At least annually, the CEO shall discuss his or her recommendations and evaluations of potential successors, along with a review of any ongoing development plans for such individuals.
9.  Annual Performance Evaluation
     The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance and Nominating Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, as well as the performance of individual board members. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board and its members could improve.
10.  External Communications
     The Board believes that management speaks and acts for the Company. Individual board members may have the occasion to meet or otherwise communicate with various constituencies of the Company. It is expected that Board members would do this only with management’s knowledge and approval and should promptly advise the CEO of the nature and content of any such communication, subject to the protections afforded employees who raise complaints or concerns regarding accounting, internal controls or auditing matters.
11.  Stock Ownership Requirement
     It is clearly in the interest of the Company that the Company’s directors and executive officers shall beneficially own shares of common stock of the Company. Accordingly, the Board has established the following requirements:
a.	After five years of service, non-employee directors should continuously own a minimum of 10,000 shares.

b.	After three years of service, Section 16 executive officers should continuously own a minimum number of shares equal to 200% of their base salary.
     There may be instances where abiding by these stock ownership guidelines may place an undue hardship on a director or executive officer, although it is anticipated that such instances will be rare. The Chairman of the Corporate Governance and Nominating Committee will make the final decision as to developing an alternative to these stock ownership guidelines for such a director or executive officer that reflects the intent of these stock ownership guidelines and the individual’s personal circumstances.
12.  Disclosure of these Guidelines
     It shall be the responsibility of the Corporate Secretary of the Company to assure that the current version of these Guidelines be posted on the Company’s website at http://www.SYSCO.com. The Company’s shareholders shall be apprised of the availability of these Guidelines on the Company’s website. Any shareholder of the Company may obtain a copy of the Guidelines upon request to the Company’s Investor Relations group.
13.  Code of Business Conduct and Ethics
     The Company will at all times maintain a Code of Business Conduct and Ethics for its employees, officers and directors, including its Chief Executive Officer, principal financial officer and principal accounting officer or controller. The Board expects directors, as well as the Company’s officers and employees, to act ethically at all times and to adhere to the Company’s Code of Business Conduct and Ethics.